Exhibit No. (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-49050, 33-58402, 33-64689, 333-02607, 333-06996, 333-17367, 333-43647, 333-94139, 333-51922, 333-61010, 333-62358, 333-89314, 333-104099, 333-115347, 333-155380, 333-161986, and 333-163891 all on Form S-8 and Nos. 333-144828 and 333-167886 on Form S-3 of our reports dated February 23, 2011, relating to the consolidated financial statements and financial statement schedule of Kimberly-Clark Corporation and subsidiaries (the “Corporation”) (which report expresses an unqualified opinion on those financial statements and financial statement schedule and includes an explanatory paragraph regarding the Corporation’s adoption of new accounting standards for variable interest entities effective January 1, 2010, and for business combinations and noncontrolling interests in consolidated financial statements effective January 1, 2009) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Corporation for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Dallas, Texas
February 23, 2011